Exhibit 99.1

E-Waste Systems Signs $800,000 Investment and Master License Agreement for China

The first eWaste public pure play brand to enter China

London, UK – 6 February, 2013 --  E-Waste Systems, Inc. (OTCQB: EWSI, the “Company”), an electronic waste management and reverse logistics company, announced today the signing of a definitive Master License agreement for the Peoples Republic of China, which includes an agreement for an investment into the Company.  The initial value of the deal is worth $800,000, plus royalties and a minimum $5,000,000 sales commitment.  In addition to the license agreement, the deal includes an investment of $650,000 in EWSI, via a new common share issuance at $0.08/share.

EWSI, with nationwide logistics coverage that includes every zip code in the Continental US, expands to China through their eWaste pure play brand with this agreement.  EWSI brings technology, regulatory knowledge, industry experience and market knowledge to the deal.  Tanke, Inc.  (OTC:TNKE) brings its significant experience in China and its presence in environmental technologies to EWSI.

“We are thrilled to enter the market in China with this deal.  This is the fastest growing market in the fastest growing sector of all waste streams. The prospects for recycling in China are massive. After all, China is the world’s second largest producer of e-waste, next to the US.” said Martin Nielson, CEO of EWSI.

By 2020, eWaste in China is expected to jump by 400% from 2007 levels while discarded mobile phones will be 7 times higher (UNEP).  Profits for the emerging eWaste industry in China are forecast to rise over 300% to 10 Billion by 2017 (ReportsnReports).

“This master license advances our global footprint as the leading eWaste pure play public company and is extremely important to secure our eWaste brand globally.” stated Mr. Nielson.

“To enter China, we needed a well connected and experienced partner who shares our passion for doing things right, and now we have that.  We have great confidence that subsequent expansion deals will follow very shortly.” added Mr. Nielson.

In 2011, some 162 million tons of e-waste, including nonferrous metals and electronics, was recycled in China, double the amount in 2005. The total value of these recycled products was 571.5 billion Yuan ($91.8 billion), up by 12.7 percent compared with 2010, according to Gao Yanli, secretary-general of the CRRA, the People's Daily reported.

The emerging industry of e-waste has become a $100 Billion business according to Blumberg Associates.  Many of the primitive electronic waste operations in China are toxic and antiquated.
Coastal areas in East China have become the world's main center for treatment of e-waste. By 2020, 70 percent of the 500 million tons of e-waste processed globally every year will be processed in China, according to Communications Information News.

This agreement calls for an initial payment of $150,000 for an initial two-year license fee and two further licenses plus 2% royalty of annual revenues for each year with a minimum commitment of $5,000,000 in revenues during the initial term.  The transaction agreement has been executed, a copy of which will be filed with the SEC on Form 8-K.  In coordination with this announcement, EWSI will be opening offices in Shanghai.

In addition to the license fees, the deal also includes an investment of $650,000 in EWSI, via a new common share issuance at $0.08/share.

 “We are very excited and thrilled to enter into this relationship with EWSI, with our vast network through China, we want to immediately deploy EWSI eWaste brand because of its adherence to highest standards of eWaste processing.  We see EWSI as the only company with an integrated solution and which has the ability to build a quality eWaste brand we can depend on.” said Xiaoying Zhang, CEO of Tanke.

Adding Xiaoying Zhang, “The Chinese market is the largest in the world.  Unlike in the USA and Europe, China has eWaste accumulation from both ends of the supply chain – from the production and manufacturing process in addition to consumption and importing. We believe the EWSI stock is excellent value for our investment and a license for eWaste complements our portfolio of environmental technologies to provide solutions for the management of massive usage that stresses our world’s natural resources, from over consumer consumption and the ubiquitous use of modern of electronics.

Regulation in China is being adopted giving the eWaste industry a boost.  In 2008, the Chinese State Council approved a “draft regulation on the management of electronic waste.”  This regulation is intended to promote the continued use of resources through recycling and to monitor the end-of-life treatment of electronics. Under the new regulations, recycling of electronics by the consumer is mandated. It also requires the recycling of unnecessary materials discarded in the manufacturing process.

The Management Regulations for Recycling and Disposing of Consumer Electronics and Electronic Waste, intended to be effective January 1, 2011, bans import of toxic e-waste, requiring treatment of e-wastes to have license, and treatment plants to treat pollution.

Industry Expansion

The e-waste and reverse logistics market has become a $100B+ annual business (Source: Blumberg Associates), excluding much of the resale of still usable goods that flood the marketplace as new updates in software and hardware are released. Furthermore, as environmental legislation and policies sets more stringent requirements for the disposal of these items, many analysts and practitioners expect e-waste to grow faster than any other waste stream over the next 5 years. The benefits of e-waste management and recycling are many, including conservation of natural resources, creation of new jobs, prevention of environmental contamination by toxic chemicals, and reduction of energy requirements.

About Tanke, Inc.

Tanke Inc. is a publicly traded holding company and is traded under the symbol TNKE (OTC:TNKE).  Tanke is a diversified holding company with the mission to develop, manage and finance emerging companies which is focused on the development of environmental technologies.  As a diversified company Tanke works to mitigate risk hedging several sectors against the ups and downs and uncertainties in the market.  Tanke believes the emergence of Asia stresses natural resources, water, energy and food and that environmental technologies will be at the forefront of this new paradigm shift in usage of resources.  Through its subsidiaries, Tanke seeks to grow through acquisitions, organic growth and in the USA and in emerging markets.  For more information contact info@tankeinc.com or visit www.tankeinc.com.

About E-Waste Systems, Inc.

E-Waste Systems, Inc. is the sole pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulatory or other mandates for handling e-waste. EWSI operates and assists its large geographical network of affiliates, apply best practices in professional management, offer state-of-the-art engineering, providing a true global e-waste solution. Additional information, including the business plan summary, is available on the Company’s website, www.ewastesystems.com.

For more information as it happens, follow @EWasteSystemsIn on Twitter and Facebook.

Or contact: Investor Relations at: ir@ewastesystems.com

Safe Harbor Statement: Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.